UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 8, 2002









                      D'ANGELO BRANDS, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-29477                   88-039116
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

14 Brewster Court, Brampton, Ontario Canada L6T 5B7
(Address of principal executive offices)

Registrant's telephone number, including area code (905) 794-0335


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      1.      i.      The    Company's   principal    accountant,
               Stonefield  Josephson,  Inc.,  was  dismissed   on
               February 8, 2002.

            ii.     The  principal  accountant's  report  on  the
               financial statements for the past two years was modified as to uncertainty that the Company will continue as a going concern.

            iii.     The  decision  to  change  accountants   was
               approved by the board of directors.

            iv.     A.    There  were no disagreements  with  the
               former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

       2. A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Solursh Feldman & Partners LLP and was engaged as of February 8, 2002. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

       3. The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has not filed the letter as an exhibit to the registration statement containing this disclosure and as of this filing date has yet to receive the letter. The Company has filed the letter from the former auditor as an exhibit to this registration statement containing this disclosure.

                            EXHIBITS

16   Letter re Change in Certifying Accountant

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           D'Angelo Brands, Inc.


                           By:  /s/ Frank D'Angelo
                               Frank D'Angelo, President
                           Date February 15, 2002